As filed with the Securities and Exchange Commission on September 4, 1998
--------------------------------------------------------------------------------
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          COMMUNICATIONS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        Minnesota                                                41-0957999
(State or other jurisdiction                                  (I.R.S. Employer
incorporation or organization                                Identification No.)
                              213 South Main Street
                             Hector, Minnesota 55342
                                 (612) 848-6231
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

   Curtis A. Sampson, President                              Copy To:
   Communications Systems, Inc.                         Richard A. Primuth
   213 South Main Street                            Lindquist & Vennum, P.L.L.P.
   Hector, Minnesota 55342                                4200 IDS Center
   (320) 848-6231                                     80 South Eighth Street
(Name, address, including zip code, and telephone      Minneapolis, MN  55402
number, including area code, of agent for service)          (612) 371-3211

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: __

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: __

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                           Proposed       Proposed
                                                                                            Maximum       Maximum
                                                                           Amount to be    Offering      Aggregate       Amount of
                         Title of Each Class of                             Registered       Price     Offering Price  Registration
                       Securities to be Registered                                         Per Unit                         Fee
-------------------------------------------------------------------------- -------------- ------------ --------------- -------------
Common Stock, $.05 par value                                                   158,005      $10.875      $1,718,304        $507
-------------------------------------------------------------------------- -------------- ------------ --------------- -------------

(1) Estimated solely for the purpose of determining the registration fee based on the average of the closing bid and asked prices of the Company's Common Stock on the Nasdaq National Market on August 31, 1998 pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                          COMMUNICATIONS SYSTEMS, INC.

                         158,005 Shares of Common Stock
                                ($.05 Par Value)

         This Prospectus relates to the sale of up to 158,005 shares (the "Shares") of Common Stock of Communication Systems, Inc. (the "Company") which may be offered from time to time by the shareholders of the Company named herein (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Use of Proceeds."

         The Company will bear all expenses of this offering other than underwriting discounts and commissions incurred in connection with the sale of the Shares by the Selling Shareholders. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "CSII". The closing bid price of the Company's Common Stock on August 31, 1998 was $10.875 per share, as reported by Nasdaq.

THIS OFFERING INVOLVES CERTAIN RISKS. SEE " RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         The Selling Shareholders have advised the Company that they intend to sell the Shares from time to time in transactions on the Nasdaq National Market at prices prevailing at the time of the sale or otherwise as set forth below. The Selling Shareholders have also advised the Company that, as of the date hereof, they have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act, in which case any commissions received by a broker or dealer may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

========== ------------------ ------------------------- ---------------- ------------------------
            Price to Public    Underwriting Discounts     Proceeds to      Proceeds to Selling
                                    and Commissions          Issuer            Shareholders
---------- ------------------ ------------------------- ---------------- ------------------------
Per Share     $10.875(1)                (2)                  None             $1,718,304(1)
---------- ------------------ ------------------------- ---------------- ------------------------
Total         $10.875(1)                (2)                  None             $1,718,304(1)
--------- ------------------ ------------------------- ---------------- -------------------------

(1) Estimated based on a per share price of $10.875 as of August 31, 1998 and assuming the sale of all Shares by the Selling Shareholders, with no adjustment for commissions, discounts, brokerage and other fees that may be paid by the Selling Shareholders, or expenses of the offering to be paid by the Company.
(2) Commissions, discounts and brokerage fees will be payable to the Selling Shareholders in such amounts as the Selling Shareholders may agree to from time to time.

                The date of this Prospectus is September 4, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information can be inspected and copied at the public facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and the Commission's regional offices located at 7 World Trade Center, 14th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web Site (http://www.sec.gov).

         The Company has filed with the Commission a registration statement under the Securities Act of 1933 with respect to the shares offered hereby. This Prospectus does not contain all information set forth in such registration statement. For further information with respect to the Company and the shares offered hereby, reference is made to such registration statement, including the exhibits and financial schedules filed as part thereof. Such information may be inspected at the Chicago regional office of the Commission at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at the public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission at prescribed prices.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (iii) the Company's Proxy Statement dated April 9, 1998 for the 1998 Annual Meeting of Shareholders on May 19, 1998, 1998; and (iv) the description of the Company's Common Stock contained in the Company's Form S-1 Registration Statement, Registration No. 2-74377. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded hereby to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents.) Requests for such copies should be directed to Communication Systems, Inc., 213 South Main Street, Hector, Minnesota 55342, telephone number (612) 848-6231.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and in documents incorporated herein by reference.

                                   The Company

         Communications Systems, Inc. is a Minnesota corporation organized in 1969 which, operating directly and through its subsidiaries located in Minnesota, New Jersey, Puerto Rico, Costa Rica and Bethesda, Wales (herein collectively called "CSI" or the "Company"), is principally engaged in the manufacture and sale of modular connecting and wiring devices for voice and data communications. The Company's product line, which is commonly referred to as "telephone station apparatus," consists primarily of equipment which connects telephones, data terminals and related customer premise equipment to the telephone network. Telephone station apparatus is manufactured and marketed under the "Suttle Apparatus" brand name in the United States and internationally and through Austin Taylor Communications in the United Kingdom, Europe and other foreign countries. Fiber optic connector products are manufactured and marketed by Automatic Tool and Connector Co. in the United States and internationally. The Company recently acquired JDL Technologies, Inc. ("JDL"), a Minnesota-based company that provides a comprehensive range of information technology services, including local and wide area network planning and design, hardware procurement, configuration and integration services, Internet access software, and user support and training.

         CSI was incorporated in Minnesota in 1969. CSI's executive offices are located at 213 South Main Street, Hector, Minnesota 55342. Its telephone number is (612) 848-6231. CSI's Common Stock is quoted on the Nasdaq National Market System ("NMS") under the symbol "CSII."

                                                   The Offering

         The 158,005 Shares being offered by the Selling Shareholders were issued by the Company on August 7, 1998 in an acquisition by the Company of the outstanding stock of JDL Technologies, Inc. The closing bid price of the Company's common stock on the Nasdaq National Market on August 7, 1998, the date the Shares were issued, was $14.00 per share. The reason that resales of the Shares are being registered is to permit the Shares to be resold by the Selling Stockholders in the public market.

Common Stock offered by Selling Shareholders..........................   158,005
Common Stock outstanding after offering (1)........................... 9,267,291
NASDAQ Symbol.........................................................      CSII

(1)  Excludes   664,188  shares  of  common  stock  issuable  upon  exercise  of outstanding warrants and outstanding stock options granted pursuant to the Company's stock Plans.

                                 Use of Proceeds

         The Company will not receive any proceeds from sales of the Shares by the Selling Shareholders. See "USE OF PROCEEDS."

                                  Risk Factors

         This offering involves investment risk.  See "RISK FACTORS."

                                  RISK FACTORS

         An investment in the securities offered hereby involves certain risks. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

         This Prospectus, including the information set forth below and the information incorporated into this Prospectus by reference, contains forward-looking statements concerning possible or assumed future results of operations or business developments which are typically preceded by the words "believes," "expects," "anticipates," "intends" or similar expressions. For such forward looking statements, the Company claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Prospective investors should understand that such forward looking statements are subject to risks and uncertainties which could cause actual results to differ significantly from those indicated in the forward looking statements. Such risks and uncertainties include, but are not limited to, the overall sales activity in the telecommunications market; buying patterns of the Company's existing and prospective customers; the impact of new products introduced by competitors; higher than expected expenses related to sales and marketing initiatives; availability of adequate supplies of raw materials and components; and other risks involving the Company's target markets generally. In connection with the forward looking statements which appear in this Prospectus, prospective purchasers of the Common Stock offered hereby should carefully consider the following risk factors.

         Business Strategy Risks

Risk Related to New Marketing Initiative

         The market for connecting devices for business and network systems is one of the fastest growing segments of the station apparatus industry. A major element of the Company's business strategy is to substantially increase sales in this market segment. To implement this strategy, the Company may incur expenses for new product development and marketing disproportionate to the sales it will be able to immediately recognize. There can be no assurance that future sales will justify expenses related to this or any other new marketing initiatives.

Risk Related to Acquisitions

         The Company's business strategy also includes expanding its existing operations through acquisitions of additional companies in businesses which are compatible with the Company's business. The Company actively reviews and evaluates the purchase of such companies. The Company's competitors, as well as other organizations which have greater financial resources than the Company may, from time to time, bid on such companies. Therefore, there can be no assurance that the Company will be successful in acquiring any of the companies with respect to which it submits bids. Further, the contribution of any acquisition to the Company's future revenues and profitability, and the realization of economies of scale from any such acquisition, will depend to a large extent on the Company's ability to integrate effectively the customer base, operations and personnel of the acquired company, and there can be no assurance that the Company will be able to do so successfully. Acquisitions generally involve numerous other risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management attention from other business concerns and possible adverse effects on earnings resulting from increased goodwill amortization, increased interest costs and the issuance of additional securities. Some or all of these risks could have a material adverse effect on the Company's operations and financial performance.

         Competition

         Suttle Apparatus encounters strong competition in all its station apparatus product lines. The Company's principal competitors for sales to telephone companies and independent contractors include: Lucent Technologies, Ortronics, Leviton, Hubbell, Northern Telecom and AMP, Inc. Most of these companies have greater financial resources than the Company. In addition, distributors of the Company's apparatus products also market products for one or more of these competitors. Lucent Technologies markets to telephone companies and independent contractors directly and through telephone industry distributors that also market the Company's products. In retail markets, the Company experiences significant competition from importers of low-priced modular products which market their products directly and through a number of distributors to various retail outlets. The Company's results may be adversely affected by the actions of its competitors, including the development of new technologies, the introduction of new products or the reduction of prices. There also can be no assurance that the Company will be able to take actions necessary to maintain its competitive position.

         Manufacturing and Sources of Supply

         The Company's station apparatus products are manufactured using plastic parts, wire subassemblies, fasteners, brackets, electronic circuit boards and other components, most of which are fabricated by the Company. There are multiple sources of supply for the materials and parts required and the Company is not dependent upon any single supplier, except that Suttle's corrosion resistant products utilize a moisture-resistant gel-filled fig available from only Raychem Corporation. While the Company has not experienced significant problems in the delivery of the gel-filled figs, the Company believes the unavailability of such materials for any reason could have a material adverse effect on the Company's financial statements.

         Technological Change and New Product Development

         The telecommunications market is characterized by rapidly changing technology. The Company's future success will depend in part upon its ability to enhance its current products and to develop new products that keep pace with technological developments and respond to changes in customer requirements. Any failure by the Company to respond adequately to technological changes and customer requirements or any significant delay in new product introductions could have a material adverse effect on the Company's business and results of operations. In addition, there can be no assurance that new products to be developed by the Company will achieve market acceptance.

         Reliance on Key Personnel; Shared Management

         The Company relies upon certain key management employees, including its Chief Executive Officer, Curtis A. Sampson, and the loss of any of such individuals could adversely affect the Company. The Company does not maintain key person life insurance on any member of the Company's management. The Company believes that its future success will depend on its ability to retain key members of management and to attract experienced management in the future. There can be no assurance that it will be able to do so. Certain members of the Company's management, including the Company's Chief Executive Officer, Curtis A. Sampson, devote only a portion of their working time to the affairs of the Company. While the Company believes that this has not materially adversely affected the Company to date, no assurance can be given that this will not have an adverse impact on management of the Company in the future.

         Year 2000 Issues

     The software used by most computer systems was originally designed to use references to calendar dates on an abbreviated basis. Under this system, references to the calendar year are abbreviated to the last two digits of the year, i.e. 1997 is abbreviated as "97". Most software using this system does not recognize that the year 2000, abbreviated as "00", follows 1999. This causes computing errors in date sensitive processes.

     The Company has surveyed its management information and manufacturing control systems to locate computer systems which may be subject to this error. The Company believes the systems used by its subsidiaries in Minnesota, New Jersey, Puerto Rico and Costa Rica are Year 2000 compliant. The Company is in the process of updating the systems used by its U.K. subsidiary to achieve compliance. Cost to complete this update is estimated at $100,000. The Company expects to be 100 percent compliant by December 31, 1998.

     At the present time, none of the Company's products contain embedded controllers or microprocessors which could be subject to Year 2000 problems. The Company has also been in contact with its major customers and suppliers to ensure that Year 2000 issues do not cause unforseen EDI problems. The Company does not expect Year 2000 issues to have a material effect on the Company's operations or financial results.

         Anti-takeover Provisions

         The Board of Directors is authorized to issue up to 3,000,000 shares of authorized but undesignated Preferred Stock and to fix the powers, preferences, rights and restrictions, including voting rights, of those shares without any further vote or action by the Company's shareholders. The persons acquiring Preferred Stock could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. In addition, the Company is authorized to issue 15,000,000 shares of common stock, of which 9,267,291 shares are outstanding and approximately 1,356,757 shares are reserved for issuance upon exercise of options and warrants, and approximately 4,375,952 shares remain available for issuance. The Company's Articles of Incorporation also require the approval of any "business combination" by holders of at least 80% of the voting power generally entitled to vote in the election of directors. Furthermore, the staggered 3-year terms of the Board of Directors of the Company have the effect of lengthening the time necessary to change the composition of the Board. Finally, the Company is subject to certain provisions of the Minnesota Business Corporation Act which limit the voting rights of shares acquired in "control share acquisitions" and restrict certain "business combinations." Accordingly, provisions of the Company's Articles of Incorporation and the Minnesota Business Corporation Act, as well as the ability of the Company to issue undesignated Preferred Stock and additional shares of common stock, could operate or could be utilized to deter or delay a takeover or other change in control of the Company.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from sales of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholders as of September 1,1998, and as adjusted to reflect the sale of Shares held by the Selling Shareholders.

                                                                                                 Shares to be Beneficially
                                               Number of Shares                                 Owned After the Offering (1)
                                              Beneficially Owned         Maximum Number of     ------------------------------
  Name                                       Prior to Offering          Shares to be Sold (1)      Number           Percent
-----------------------------------        ------------------------- ------------------------- ---------------- -------------
Thomas J. Lapping                                 145,001                  145,001                    0                *
David M. Beck                                         520                      520                    0                *
Frederick R. Blocton                                1,301                    1,301                    0                *
Clayton C. Bosquez                                    650                      650                    0                *
Norman Engel                                          520                      520                    0                *
Brenda Gustafson                                      650                      650                    0                *
Dennis Horrigan                                       130                      130                    0                *
David C. Hunt                                         650                      650                    0                *
Melissa A. Johnson                                    130                      130                    0                *
Thomas A. Kasperek                                    650                      650                    0                *
Jill S. Kirzeder                                      130                      130                    0                *
James A. Osborn                                       130                      130                    0                *
Allen A. Schmieder                                    910                      910                    0                *
Bruce W. Spicer                                     1,301                    1,301                    0                *
Thomas D. Varley                                    2,601                    2,601                    0                *
Lois M. Wells                                         130                      130                    0                *
John C. Wilkinson                                   2,601                    2,601                    0                *
-------------------------------------------       -------                  -------                    -
TOTALS                                            158,005                  158,005                    0

-------------------------------------------
(1)      Assumes the sale of all Shares offered hereunder.
*        Less than 1%.



                              PLAN OF DISTRIBUTION

         The Company has been advised that the Selling Shareholders may sell Shares from time to time in one or more transactions (which may include block transactions) on the Nasdaq National Market at market prices prevailing at the time of the sale or at prices otherwise negotiated.

         The Shares may, without limitation, be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         The Company has been advised that, as of the date hereof, the Selling Shareholders have made no arrangement with any broker for the sale of the Shares. Underwriters, brokers or dealers may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Shareholders or purchasers of such securities. Such underwriters, brokers or dealers may also purchase Shares and resell such Shares for their own account in the manner described above. The Selling Shareholders and such underwriters, brokers or dealers may be considered "underwriters" as that term is defined by the Securities Act of 1933, although the Selling Shareholders disclaim such status. Any commissions, discounts or profits received by such underwriters, brokers or dealers in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                  LEGAL MATTERS

         The validity of the CSI Common Stock offered hereby will be passed upon by Lindquist & Vennum, P.L.L.P., Minneapolis, Minnesota. Richard A. Primuth, a partner at the law firm, is the Secretary of the Company.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Articles of Incorporation eliminate or limit certain liabilities of its directors and the Company's Bylaws provide for indemnification of directors, officers and employees of the Company in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     No person has ben authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                                 158,005 SHARES

                          COMMUNICATIONS SYSTEMS, INC.

                          ----------------------------
                                   PROSPECTUS
                          ----------------------------

                               September 4, 1998

                                TABLE OF CONTENTS

            Statement of Available Information . . . . . . . . .  2
            Incorporation of Certain Documents by Reference . . . 2
            Prospectus Summary . . . . . . . . . . . . . . . . .  3
            Risk Factors . . . . . . . . . . . . . . . . . . . .  4
            Use of Proceeds . . . . . . . . . . . . . . . . . .   6
            Selling Shareholders. . . . . . . . . . . . . . . .   7
            Plan of Distribution . . . . . . . . . . . . . . .    7
            Legal Matters. . . . . . . . . . . . . . . . . . . .  8
            Experts . . . . . . . . . . . . . . . . . . . . . . . 8
            Indemnification . . . . . . . . . . . . . . . . . .   8

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14:  Other Expenses of Issuance and Distribution

         SEC registration fee ...............................             $ 507

         Nasdaq fee..........................................             3,161

         Blue Sky fees.......................................               500

         Accounting fees and expenses ........................            2,000

         Legal fees and expenses ............................             8,500

         Miscellaneous ......................................               132

              Total .........................................           $14,800

     Except for the SEC fee, all of the foregoing expenses have been estimated.


ITEM 15:  Indemnification of Directors and Officers

         Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the Shareholders or by a court.

         The Company's Bylaws provide for the indemnification of its directors, officers, employees, and agents in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

Item 16.  Exhibits

Exhibit No.    Description

5.1            Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Company
23.1           Consent of Deloitte & Touche LLP, independent public accountants
23.2           Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
24             Powers of Attorney (included on signature page hereof)


Item 17.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hector, State of Minnesota, on the 1st day of September, 1998.

                                    COMMUNICATION SYSTEMS, INC.


                                    By     /s/ Curtis A.Sampson
                                           Chairman of the Board,  President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY
         The undersigned officers and directors of Communication Systems, Inc. hereby constitute and appoint Curtis A. Sampson and Paul N. Hanson our true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution for us and in our stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 1, 1998 in the capacities indicated.

         Signature                          Title


/s/ Curtis A. Sampson                       Chairman of the Board, President
Curtis A. Sampson                           and Director (Principal Executive
                                            Officer)

/s/ Paul N. Hanson                          Vice President, Treasurer and
Paul N. Hanson                              Chief Financial Officer (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)

/s/ Paul J. Anderson                        Director
Paul J. Anderson

/s/ Edwin C. Freeman                        Director
Edwin C. Freeman

/s/ Luella Gross Goldberg                   Director
Luella Gross Goldberg

/s/ Frederick M. Green                      Director
Frederick M. Green

/s/ John C. Ortman                          Director
John C. Ortman

/s/ Joseph W. Parris                        Director
Joseph W. Parris

/s/ Gerald D. Pint                          Director
Gerald D. Pint

/s/ Wayne E. Sampson                        Director
Wayne E. Sampson

/s/ Edward E. Strickland                    Director
Edward E. Strickland

Richard A. Primuth
612/371-3260
rprimuth@lindquist.com



                                                                     Exhibit 5.1

                                September 1, 1998


Communications Systems, Inc.
213 South Main Street
Hector, Minnesota 55342

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 to be filed by Communications Systems, Inc. (the "Company") with the Securities and Exchange Commission on September 4, 1998 relating to an offering of up to 158,005 shares of Common Stock, par value $.05 per share, to be offered by the Selling Shareholders, please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The shares of Common Stock being offered by the Selling Shareholders have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                                  Very truly yours,

                                                  LINDQUIST & VENNUM P.L.L.P.


                                                 /s/ Lindquist & Vennum P.L.L.P.

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Communications Systems, Inc. on Form S-3 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Communications Systems, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


September 2, 1998

                                                     /s/ Deloitte & Touche LLP